UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2023

Enovis Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34045

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 252-9160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Item 2.02.	Results of Operations and Financial Condition.

On October 19, 2023, Enovis Corporation (the “Company”) released the following preliminary information about its performance for the third quarter ended September 29, 2023.

Revenues for the three months ended September 29, 2023 are expected to be between $414 and $418 million, compared to approximately $383 million for the three months ended September 30, 2022, representing an increase of approximately 8 to 9%.

Adjusted EBITDA for the three months ended September 29, 2023 is expected to be between $64 and $66 million, compared to approximately $57 million for the three months ended September 30, 2022, representing an increase of approximately 12 to 15%.

The foregoing preliminary financial estimates reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary financial information is subject to the finalization and closing of the accounting books and records of the Company (which have yet to be performed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. GAAP. In the course of preparing and finalizing the financial statements for the three months ended September 29, 2023, the preliminary estimates for the three months ended September 29, 2023 will be subject to change and the Company may identify items that will require it to make adjustments to the Company’s preliminary estimates described above. Any such changes could be material. For these or other reasons, the preliminary financial estimates for the three months ended September 29, 2023 may not ultimately be indicative of the Company’s results for such periods and actual results may differ materially from those described above. No independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to these preliminary results, nor have they expressed any opinion or any other form of assurance on these preliminary estimated results.

Adjusted EBITDA is not prepared in accordance with U.S. GAAP and is included in this Current Report on Form 8-K because it is used by the Company’s management to assess its operating performance. The table below provides a reconciliation of preliminary adjusted EBITDA to the closest comparable U.S. GAAP financial measure, net income (loss) from continuing operations, for the three months ended September 29, 2023.

Adjusted EBITDA represents net income or loss from continuing operations excluding taxes, depreciation and amortization, stock-based compensation costs and restructuring and other charges, European Union Medical Device Regulation and other costs, strategic transaction costs, insurance settlement (gain) loss, and inventory step up costs. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income (loss) from continuing operations or other measures calculated in accordance with U.S. GAAP.

Dollars in millions (Unaudited)
	Three Months Ended September 29, 2023
	Low(1)		High(2)
Net Income (Loss) from continuing operations (GAAP)	$(20.1)		$(19.4)
Income tax benefit	(6.0)		(6.2)
Other Income		(0.8)
Interest expense, net		5.8

Operating loss (GAAP)	(21.1)		(20.6)
Adjusted to Add:
Restructuring and other charges	5.1		5.6
Medical Device Regulation (MDR) and other costs(3)	6.0		6.5
Strategic transaction costs(4)	10.3		10.8
Stock-based compensation		8.4
Depreciation and other amortization		21.5
Amortization of acquired intangibles		34.0
Inventory step-up		—

Adjusted EBITDA	$64.0		$66.0

(1)	Assumes a GAAP tax rate of 23%.
(2)	Assumes a GAAP tax rate of 24.2%.
(3)

Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Consolidated Statements of Operations.

(4)	Strategic transaction costs includes costs related to the Separation from ESAB Corporation and certain transaction and integration costs related to recent acquisitions.

Item 7.01	Regulation FD Disclosure.

In this Current Report on Form 8-K, the Company is furnishing the following information of LimaCorporate S.p.A. (the “Lima”), which it plans to provide to certain investors: (i) audited consolidated financial statements of Lima as of and for the year ended December 31, 2022, attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01; (ii) unaudited condensed interim consolidated financial statements of Lima as of and for the six months ended June 30, 2023, attached hereto as Exhibit 99.2 and incorporated by reference in this Item 7.01; and (iii) preliminary unaudited pro forma condensed combined financial statements of the Company and Lima as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022, in each case, that give effect to the Company’s planned acquisition of Lima, attached hereto as Exhibit 99.3 and incorporated by reference in this Item 7.01.

The Company cautions that Lima’s financial statements have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and, to the extent audited, have been audited in accordance with International Auditing Standards. These standards differ from generally accepted accounting principles in the United States and the auditing standards promulgated by the PCAOB and American Institute of Certified Public Accountants. The Lima financial statements were not audited or reviewed in accordance with generally accepted accounting standards in the United States or the auditing standards promulgated by the PCAOB and American Institute of Certified Public Accountants. As a result, the pro forma financial information does not comply with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”). You should not place undue reliance on such financial statements or on the pro forma financial statements that rely on such financial statements.

The information in this report (including the exhibits) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibits 99.1, 99.2 and 99.3 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, unless such incorporation by reference is specifically referenced therein.

Item 8.01	Other Events

On October 19, 2023, the Company issued a press release announcing its intention to offer convertible senior notes due 2028 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also expects to grant the initial purchasers of the Notes an option to purchase additional Notes within a 13-day period beginning on, and including, the initial closing date. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Audited Consolidated Financial Statements of Lima as of and for the year ended December 31, 2022.

99.2	Unaudited Condensed Consolidated Interim Financial Statements of Lima as of and for the six months ended June 30, 2023.

99.3	Preliminary Unaudited Pro Forma Condensed Combined Financial Statements of the Company and Lima as of and for the Six Months ended June 30, 2023 and for the year ended December 31, 2022.

99.4	Press Release dated October 19, 2023.

104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2023	ENOVIS CORPORATION

	By:	/s/ Phillip B. Berry
	Name:	Phillip B. Berry
	Title:	Senior Vice President and Chief Financial Officer